Exhibit 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Motor Club of America of our report dated March 31, 1999 relating to the financial statements appearing in North East Insurance Company's Annual Report on Form 10-KSB for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Portland, Maine
June 2, 1999